
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

 Date of Report (Date of earliest event reported)  JUNE 27, 1996
                                                   --------------


                                JUST TOYS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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
         DELAWARE                         0-20612                      13-3677074
(State or Other Jurisdiction of    (Commission File Number)  (I.R.S. Employer Identification Number)
Incorporation or Organization)


                              50 WEST 23RD STREET
                            NEW YORK, NEW YORK 10010
              (Address of Principal Executive Offices) (Zip Code)



 Telephone Number, Including Area Code    212-645-6335
                                          ------------
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Item 2. Acquisition or Disposition of Assets
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  On June 27, 1996, Just Toys, Inc., a Delaware corporation (the "Company"), acquired certain of the assets of Table Toys, Inc., a Texas Corporation ("Table Toys") including the inventory, trademarks and other intellectual property and molds, tools and dies of Table Toys. The purchase price for the assets acquired is i) a cash payment of $597,033 (the "Cash"); ii) 538,243 shares of the Company's Series B Convertible Redeemable Preferred Stock, $1.00 par value per share (the "Preferred Stock"); and iii) warrants to purchase in the aggregate 60,000 shares of the Company's common stock, par value $.01 per share (the "Warrants").

  Table Toys was engaged in the business of designing, manufacturing, marketing and distributing (i) play tables with interlocking surfaces compatible with most brands of toy construction blocks and (ii) a line of toy construction blocks. The asset purchase agreement (the "Asset Purchase Agreement") between the Company and Table Toys was executed on January 22, 1996. The Asset Purchase Agreement contemplated the filing by Table Toys of a petition under Chapter 11 of the Federal Bankruptcy Code (the "Petition"). Contemporaneously with the execution of the Asset Purchase Agreement, the Company and Table Toys executed a Marketing and Distribution Agreement (the "Distribution Agreement") which enabled the Company to manufacture and market and sell Table Toys products pending approval by the Bankruptcy Court of the Asset Purchase Agreement and the closing of the transaction contemplated thereby. Table Toys filed the Petition on January 26, 1996. The sale of the specified assets to the Company was approved by the Bankruptcy Court on May 9, 1996. The Distribution Agreement automatically terminated on June 27, 1996, the closing of the transactions contemplated by the Asset Purchase Agreement.

  At the closing, the Company issued and delivered 13,799 of the Warrants and 206 shares of the Preferred Stock jointly to Scott Buske and Donna Buske. Scott Buske and Donna Buske were formerly officers, directors and shareholders of Table Toys. Following the execution of the Distribution Agreement and Asset Purchase Agreement, Scott Buske and Donna Buske resigned as officers and directors of Table Toys and were employed by the Company. Scott Buske is currently the Vice President of Manufacturing Operations of the Company.

  The cash portion of the purchase price is being paid from the Company's own funds and from borrowing under the Company's factoring agreement with Milberg Factors, Inc.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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  (a) Financial Statements of Businesses Acquired.    It is impracticable to
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provide the required financial statements at the time this report is filed.  The
Company will file such statements as soon as practicable, but in no event more than sixty days from the date this report is required to be filed.

  (b) Pro Forma Financial Information.  It is impracticable to provide the
      --------------------------------
required pro forma financial information at the time this report is filed. The Company will file such information as soon as practicable, but in no event more than sixty days from the date this report is required to be filed.

 (c)    EXHIBITS
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2.1     Asset Purchase Agreement dated January 22, 1996 between the
        Company and Table Toys.

2.2 Amendment to the Asset Purchase Agreement dated April 12, 1996 between the Company and Table Toys.

2.3 Second Amendment to the Asset Purchase Agreement dated April 15, 1996 between the Company and Table Toys.

3.2     Certificate of Designations, Preferences and Rights of the
        Series B Convertible Redeemable Preferred Stock (included in Exhibit
        4.1 hereof).

4.1 Certificate of Designations, Preferences and Rights of the Series B Convertible Redeemable Preferred Stock.

4.2 Form of Warrant, dated June 26, 1995, issued to various parties in respect of in the aggregate 60,000 shares of Common Stock.

10 Marketing and Distribution Agreement dated January 22, 1996 between the Company and Table Toys.
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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JUST TOYS, INC.
                                   (Registrant)



July 10, 1996                      By: /s/ Morton J. Levy
                                      -----------------------------------------
                                      Morton J. Levy, Chairman of the Board
                                      and Chief Executive Officer
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                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT   DESCRIPTION                                                     PAGE
- -------   -----------                                                     ----


 2.1 Asset Purchase Agreement dated January 22, 1996 between the Company and Table Toys.

 2.2 Amendment to the Asset Purchase Agreement dated April 12, 1996 between the Company and Table Toys.

 2.3 Second Amendment to the Asset Purchase Agreement dated April 15, 1996 between the Company and Table Toys.

 3.2 Certificate of Designations, Preferences and Rights of the Series B Convertible Redeemable Preferred Stock (included in
          Exhibit 4.1 hereof).

 4.1 Certificate of Designations, Preferences and Rights of the Series B Convertible Redeemable Preferred Stock.

 4.2 Form of Warrant, dated June 26, 1995, issued to various parties in respect of in the aggregate 60,000 shares of Common Stock.

10 Marketing and Distribution Agreement dated January 22, 1996 between the Company and Table Toys.